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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         The following Power of Attorney is executed on December 15, 1999 in connection with the filing with the Securities and Exchange Commission (the "Commission"), in accordance with the Securities Act of 1933, as amended, and in conformity with the rules and regulations thereunder, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of up to 1,000,000 shares (the "Shares") of the Company's common stock, without par value per share, that may be issuable under the Employee Stock Purchase Plan (the "ESPP").

                  KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Matthew B. Jore and David H. Bjornson and each of them, his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           /s/ Matthew B. Jore                     Chairman, President and Chief Executive Officer
           ----------------------                  (Principal Executive Officer)
             Matthew B. Jore

          /s/ David H. Bjornson                    Chief Financial Officer and Director
          -----------------------                  (Principal Financial and Accounting Officer)
            David H. Bjornson

           /s/ Michael W. Jore                     Executive Vice President and Director
           ----------------------
             Michael W. Jore

          /s/ Thomas E. Mahoney                    Director
          -----------------------
            Thomas E. Mahoney

           /s/ R. Bruce Romfo                      Director
          -----------------------
              R. Bruce Romfo

          /s/ William M. Steele                    Director
          -----------------------
            William M. Steele

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          /s/ James P. Mathias                     Director
          -----------------------
             James P. Mathias

         /s/ A. Blaine Huntsman                    Director
         ------------------------
            A. Blaine Huntsman